                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Fritz Companies, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             Fritz Companies, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

          N/A

     (2) Aggregate number of securities to which transactions applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          N/A

     (4) Proposed maximum aggregate value of transaction:

          N/A

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

                             FRITZ COMPANIES, INC.

                               706 Mission Street
                        San Francisco, California 94103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TUESDAY, OCTOBER 29, 1996, 10:30 A.M.

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Fritz Companies, Inc. will be held at Bank of America NT & SA, 555 California Street, San Francisco, California, on Tuesday, October 29, 1996, at 10:30 A.M. for the following purposes:

          (1) To elect five directors.

          (2) To amend the 1992 Omnibus Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 1,500,000.

          (3) To adopt the Employee Stock Purchase Plan.

          (4) To transact such other business as may properly come before the meeting.

     Only stockholders of record on the books of the Company as of 5:00 P.M., September 9, 1996, will be entitled to vote at the meeting and any adjournment thereof.

Dated: September 23, 1996

                                            By Order of the Board of Directors

                                            JAN H. RAYMOND, Secretary

STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS
                             PROMPTLY AS POSSIBLE.

                             FRITZ COMPANIES, INC.
                               706 Mission Street
                        San Francisco, California 94103

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Fritz Companies, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on October 29, 1996, for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about September 24, 1996.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

     Only stockholders of record on the books of the Company as of 5:00 P.M., September 9, 1996, will be entitled to vote at the Annual Meeting.

     As of the close of business on September 9, 1996, there were outstanding 35,018,492 shares of Common Stock of the Company, entitled to one vote per share. The holders of a majority of the outstanding shares of the Common Stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Item 2 (the proposal to amend the 1992 Omnibus Equity Incentive Plan) and Item 3 (the proposal to approve the Employee Stock Purchase Plan) require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Accordingly, abstentions on Items 2 and 3 will have the effect of a negative vote on these items. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a broker non-vote will have no effect on Items 2 and 3, which require the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.

                             ELECTION OF DIRECTORS

     The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors.

     In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                                                                        SERVED AS
                                           BUSINESS EXPERIENCE DURING PAST              DIRECTOR
 NOMINEES FOR DIRECTOR   AGE               FIVE YEARS AND OTHER INFORMATION               SINCE
- -----------------------  ----   ------------------------------------------------------  ---------
Lynn C. Fritz..........   53    Chairman of the Board. Mr. Fritz has been the              1977
                                Company's Chief Executive Officer since 1986. Mr.
                                Fritz is a Director of Manugistics (developer of
                                software for supply chain management).
Dennis L. Pelino.......   48    Chief Operating Officer since January 1994 and             1991
                                President since August 1996. Mr. Pelino was Executive
                                Vice President from January 1994 until August 1996 and
                                Senior Vice President from August 1992 until January
                                1994. Prior to August 1992, Mr. Pelino served the
                                Company in a variety of capacities.
Ronald A. Marcillac....   55    Senior Vice President since August 1992. Prior to          1988
                                August 1992, Mr. Marcillac served the Company in a
                                variety of capacities.
James Gilleran.........   62    Chairman of the Board and Chief Executive Officer of       1992
                                The Bank of San Francisco and its parent, The San
                                Francisco Company since November 1994. Mr. Gilleran
                                was Superintendent of the California State Banking
                                Department from 1989 until November 1994. Mr. Gilleran
                                is a director of Cooper Development Company (skincare
                                products).
Preston Martin.........   72    Chairman, President and Chief Executive Officer of         1992
                                Martin Holdings, Inc. (bank asset holding company),
                                Chairman of Martin Associates (consulting firm) and
                                Chairman of LINC Group, Inc. (insurance agency). Mr.
                                Martin is a director of SoCal Savings (financial
                                institution holding company) and INCO Homes (home
                                builder). Mr. Martin was previously Vice Chairman of
                                the Board of Governors of the Federal Reserve Board.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     During the fiscal year ended May 31, 1996 ("fiscal 1996"), the Board of Directors held four meetings and acted by unanimous written consent on a number of occasions. The Company has an Audit and Compensation Committee, but does not have a Nominating Committee.

     The members of the Audit and Compensation Committee are James Gilleran and Preston Martin. Among the functions performed by this committee in its capacity as an Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's internal auditing procedures and system of internal accounting controls and to make inquiries into matters within the scope of its functions. Among the functions performed by this committee in its capacity as a Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. During fiscal 1996, the Audit and Compensation Committee held four meetings.

ATTENDANCE AT MEETINGS

     During fiscal 1996, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid directors' fees consisting of $24,000 per year and $1,000 for each Board meeting attended. Directors who attend meetings of the Audit and Compensation Committee receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Of the $24,000 annual retainer paid to nonemployee directors, 60% is paid in Common Stock pursuant to the Nonemployee Director Restricted Stock Plan.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation paid to the Company's Chief Executive Officer and four other most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during the fiscal years indicated is set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                           ANNUAL COMPENSATION                    COMPENSATION AWARDS
                              ----------------------------------------------   -------------------------
                                                                OTHER ANNUAL                  SECURITIES   ALL OTHER
      NAME AND PRINCIPAL                                         COMPENSA-     RESTRICTED     UNDERLYING   COMPENSA-
           POSITION           YEAR(1)    SALARY($)    BONUS($)   TION($)(2)    STOCK($)(3)    OPTIONS(#)   TION($)(4)
- -------------------------------------    ---------    --------  ------------   -----------    ----------   ---------
Lynn C. Fritz                   1996     $ 500,000          --    $ 18,000     $  328,125        30,000          --
  Chairman of the Board         1995     $ 208,000          --    $  7,500             --        80,000          --
  and Chief Executive           1994     $ 500,000          --    $ 18,000             --        60,000     $ 8,040
  Officer                       1993     $ 500,000          --    $ 18,000             --            --     $ 8,040
Dennis L. Pelino                1996     $ 275,000          --    $  6,000     $  574,375            --          --
  President and Chief           1995     $ 115,000    $ 50,000    $  2,500             --            --          --
  Operating Officer             1994     $ 275,000    $275,000    $ 10,900     $  240,750       430,000          --
                                1993     $ 250,000          --    $  6,000     $   44,000            --          --
Ronald A. Marcillac             1996     $ 175,000          --    $  6,000     $   46,875            --          --
  Senior Vice President         1995     $  84,000    $ 10,000    $  2,500             --        10,000          --
                                1994     $ 250,000    $ 30,000    $  6,000             --        10,000          --
                                1993     $ 250,000          --    $  6,000     $   44,000         5,600          --
John H. Johung                  1996     $ 250,000          --    $  6,000     $1,629,375 (5)        --          --
  Executive Vice President      1995     $  83,000    $ 25,000    $  2,500             --            --          --
                                1994     $ 180,000    $ 60,000    $  6,000             --        20,000          --
                                1993     $ 160,000    $ 20,000    $  6,000     $   22,000         5,800          --
Jan H. Raymond                  1996     $ 165,000          --    $  6,000     $  406,875            --          --
  Senior Vice President,        1995     $  55,000    $ 10,000    $  2,500             --         6,000          --
  Secretary and General         1994     $ 128,000    $ 22,000    $  6,000             --         6,000          --
  Counsel                       1993     $ 119,000    $ 15,000    $  6,000     $   22,000         4,000          --

- ------------

(1) Fiscal 1995 was a five-month period which ended on May 31, 1995.

(2) While the named executive officers enjoy certain perquisites, for fiscal years 1994, 1995 and 1996 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

(3) The fair market value of these shares on the grant dates was $23.4375 for Mr. Fritz' 1996 award. It was $12.0375 for Mr. Pelino's 1994 grant and $11.00 for Mr. Pelino's, Mr. Marcillac's, Mr. Johung's and Mr. Raymond's 1993 awards. The fair market value on the grant date, however, is not necessarily indicative of the restricted stock's real value, which is impossible to determine until the vesting date; it is at this point that executives recognize income on the stock and must pay taxes on it. As of the end of fiscal year 1996, the aggregate restricted stock holdings for the named executives consisted of 144,000 shares worth $4,968,000 at the then current fair market value (as represented by the closing price of the Company's common stock on May 31, 1996), without giving effect to the diminution of value attributable to the restrictions on such stock. Such amount includes $328,125 for Mr. Fritz (14,000 shares), $1,587,000 for Mr. Pelino (46,000 shares), $207,000 for Mr. Marcillac (6,000 shares), $2,208,000 for Mr. Johung (64,000 shares) and $483,000 for Mr. Raymond (14,000 shares). Dividends are paid on the restricted shares to the extent payable on the Company's Common Stock generally. No shares granted to the named executives vest in less than three years from the date of grant.

(4) The amounts shown consist of the premium benefits to Mr. Fritz in connection with his participation in the Company's executive medical plan.

(5) Mr. Johung's restricted stock grant was made on June 1, 1995 in recognition of contributions through that date to the Company. Mr. Johung received no income from this grant because the shares vest 10 years from grant date on June 1, 2005.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock options granted during fiscal 1996 to the executive officers named in the foregoing Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                           -------------------------------------------------------------------          VALUE AT ASSUMED
                             NUMBER OF      PERCENT OF                                               ANNUAL RATES OF STOCK
                            SECURITIES     TOTAL OPTIONS                  MARKET                     PRICE APPRECIATION FOR
                            UNDERLYING      GRANTED TO     EXERCISE OR   PRICE ON                        OPTION TERM(4)
                              OPTIONS      EMPLOYEES IN    BASE PRICE    DATE OF    EXPIRATION   ------------------------------
           NAME            GRANTED(#)(1)    FISCAL YEAR     ($/SH)(2)    GRANT(2)    DATE(3)     0%($)       5%($)      10%($)
- -------------------------- -------------   -------------   -----------   --------   ----------   ------     -------     -------
Lynn C. Fritz.............     30,000          12.05%        $ 23.44      $23.44      6/12/05        --     $35,156     $70,313
Dennis L. Pelino..........         --              NA             NA          NA           NA        NA          NA          NA
Ronald A. Marcillac.......         --              NA             NA          NA           NA        NA          NA          NA
John H. Johung............         --              NA             NA          NA           NA        NA          NA          NA
Jan H. Raymond............         --              NA             NA          NA           NA        NA          NA          NA

- ---------------

(1) All such options were granted in June 1995 and become exercisable (a) as to 1/3 of the shares on the day after the first anniversary of the grant, (b) as to an additional 1/3 of the shares on the day after the second anniversary of the grant, and (c) as to the remaining 1/3 of the shares on the day after the third anniversary of the grant. Under the terms of the Company's stock option plan, the Audit and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2) All options were granted at fair market value.

(3) All options granted in fiscal 1996 were granted for a term of 10 years.

(4) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

     The following table sets forth certain information with respect to exercises of stock options during fiscal 1996 by the listed executive officers and with respect to stock options held by each of the Company's executive officers as of May 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                                                                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT FY-END(#)              AT FY-END($)
                              SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
            NAME              ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  ---------------   ------------   -----------   -------------   -----------   -------------
Lynn C. Fritz...............           --           NA            66,666        103,334      $   936,662    $ 1,035,212
Dennis L. Pelino............       31,534         $915,688       425,800         10,000      $ 9,531,600    $   195,000
Ronald A. Marcillac.........       15,599         $363,164        32,000         10,001      $   864,000    $   104,181
John H. Johung..............           --           NA            47,133          6,667      $ 1,152,293    $   195,000
Jan H. Raymond..............           --           NA            26,000          6,000      $   615,750    $    62,500

EMPLOYMENT AGREEMENTS

     Effective January 1, 1994, the Company entered into a four-year employment agreement with Dennis Pelino which provided for a base salary of $275,000 commencing in 1994, subject to annual review by the Audit and Compensation Committee. The employment agreement also provided for an annual bonus of up to 100% of base salary and required the Audit and Compensation Committee to consider making a supplemental payment in 1998 if the Company's performance meets certain predetermined objectives, as determined by the Audit and Compensation Committee.

     In March 1995, the Audit and Compensation Committee reviewed the performance of the Company based on the criteria set forth in the employment agreement and determined that the goals as outlined had been achieved. As such, the Committee chose to vest Mr. Pelino in the stock based incentives outlined in the employment agreement.

     The Committee then terminated the 1994 employment agreement and entered into a new three year employment agreement with Mr. Pelino. The terms of the new agreement provide Mr. Pelino with the same cash compensation as the 1994 agreement and a series of three restricted stock grants in the amount of 20,000 shares each. These grants vest in an amount which depends on his performance against plan.

TRANSACTIONS WITH THE COMPANY

     For many years, the Company leased certain of its facilities from Sanjaylyn Company, a California partnership (the "Partnership"). Lynn C. Fritz and his sister and brother each owned a one third interest in the Partnership until March 31, 1993, when Mr. Fritz withdrew as a partner of the Partnership. As part of such withdrawal, a distribution of real property (including certain properties leased by the Company), cash and debt was made from the Partnership to Mr. Fritz. The Company paid an aggregate of $757,659 to Mr. Fritz and a related partnership in fiscal 1996 in connection with the leasing of two properties from Mr. Fritz and the partnership. The Company believes that such leases are on terms which are no less favorable to the Company than those which could have been obtained from independent third parties.

     In connection with the Company's U.S. customs brokerage operations, the Company's customers are required to obtain surety bonds. The Company places such customs bonds with Intercargo Corporation ("Intercargo") and other underwriters of customs bonds. Mr. Fritz owns approximately 3.5% of the outstanding common stock of Intercargo. During 1996, the Company placed approximately $2,823,000 of insurance business with Intercargo and received $251,000 in insurance commissions and fees from Intercargo. The Company believes that the amounts received are substantially the same as the Company would have received from other third parties.

AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     As members of the Audit and Compensation Committee, it is our duty to evaluate and determine the appropriate levels of compensation for officers and directors and to administer the Company's 1992 Omnibus Equity Incentive plan. Our general policy is to discharge these responsibilities in a manner which links executive performance to long term stockholder value. Our specific objectives are to enhance the long term performance of the Company, enable the Company to attract and retain outstanding executives and employees and provide meaningful incentives, without subjecting the Company to excessive cost.

     Generally, base salary for senior officers, including the officers named in the Summary Compensation Table, is set by reviewing the average salary for positions of similar level of responsibility in the peer group. Our peer group, for compensation purposes, is comprised of a group of companies whose growth and financial profiles are similar to our own. These companies, in general, are applied technology and service-driven growth companies and they include among them the industry peer group set forth in the corporate performance graph elsewhere in this Proxy Statement.

     We review the base pay of our senior executives and adjust it up or down based on the competitive peer group level, the strategic importance of the position at Fritz and the skill of the executive as demonstrated by past performance. We also periodically review base pay and adjust as warranted in situations where responsibilities are enhanced.

     The cash bonus provides an annual reward for exceptional performance which exceeds expectation. Bonus awards are subject to significant variability depending on the annual performance of the Company and the individual executive. In the case of most executive officers, bonus compensation is based on a combination of the performance of the executive and the performance of the Company. The bonuses for the Chief Executive Officer and Chief Operating Officer are based solely on the performance of the Company.

     The key performance criteria used to determine bonus compensation are the Company's annual return to its stockholders as measured by return on equity, its overall performance relative to the peer group as measured by revenue growth and profitability, and the effectiveness of the executive's leadership, vision and management skills.

     Stock-based incentives are used as a means of rewarding executives for making decisions which lead to substantial growth in stockholder value and for the perceived long term value of the executive to the Company. No specific minimum holdings of Fritz stock are required formally; however, executives are encouraged to hold significant stock in the Company. We believe that management rewards should be at risk just as stockholders' gains are at risk. Mr. Fritz continues to be the largest owner of the stock of the Company.

     Stock Options are the primary long term incentive award for executives. We believe that stock options focus attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company uses both restricted stock and nonqualified stock options. Restricted stock is issued primarily as a retention device and nonqualified stock options as a means of providing ongoing long term incentives.

     As a matter of policy, the Company believes it is important to retain the flexibility to maximize the Company's tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. It will be the policy of this Committee to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deductions.

     The Company changed its fiscal reporting year commencing June 1, 1995. The new fiscal reporting year established is June 1 through May 31.

     The Company ended its 1996 fiscal year posting a loss of $3,400,000 or ($.10) per share for the fourth quarter ending May 31, 1996. The Company also took an additional charge to earnings of $11,000,000 for reasons previously disclosed. As a result no cash bonus payments were made in respect of fiscal 1996 to the officers of the Company.

     As indicated in our prior reports, we are firmly committed to a goal oriented compensation system based on how the Company performs. In years when the Company meets its aggressive business plan, we intend to recognize this achievement with substantial bonus awards.

                                            Compensation Committee

                                            JAMES E. GILLERAN
                                            PRESTON MARTIN
July 31, 1996

PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from the Company's initial public offering on October 16, 1992 to May 31, 1996 with the cumulative total return of the NASDAQ Market Index and a peer group index consisting of The Harper Group, Inc., Expediters International of Washington, Inc., and Air Express International Corporation.

      Measurement Period         Fritz Compa-
    (Fiscal Year Covered)          nies Inc       Peer Group     Broad Market
1992                                    100.00          100.00          100.00
1992                                    144.93           98.67          108.02
1993                                    154.35           91.43          129.57
1994                                    272.46          112.99          136.03
1995                                    305.80          125.01          144.77
1996                                    400.00          158.96          204.34

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table indicates, as to each named director and each named executive officer, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of July 31, 1996.

                                                                  COMMON STOCK BENEFICIALLY
                                                                  OWNED AS OF JULY 31, 1996
                                                                  --------------------------
                                                                  NUMBER OF
                   EXECUTIVE OFFICER OR DIRECTOR                    SHARES           PERCENT
    ------------------------------------------------------------  ----------         -------
    Lynn C. Fritz(1)............................................  13,040,436(2)        37.4%
    Dennis L. Pelino............................................     471,800(3)         1.2
    Ronald A. Marcillac.........................................      38,000            0.1
    John H. Johung..............................................     111,133(5)         0.3
    Jan H. Raymond..............................................      40,000(6)         0.1
    James Gilleran..............................................       6,148             --
    Preston Martin..............................................       4,648             --
    All directors and executive officers as a group (seven
      persons)..................................................  13,712,165(7)        39.3

- ---------------
(1) The address of Mr. Fritz is 706 Mission Street, San Francisco, California 94103. Mr. Fritz may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission by reason of his stock ownership and positions with the Company. With the exception of Mr. Fritz, the only stockholders who were known by the Company to own beneficially more than 5% of the Company's Common Stock as of May 31, 1996 were Pilgrim Baxter Greig & Associates which owned 2,232,100 shares (6.47%) on such date and Provident Investment Counsel which owned 1,758,600 shares (5.09%) on such date. The address of Pilgrim Baxter Greig & Associates is 1255 Drummers Lane, Suite 300, Wayne, PA 19087, and the address of Provident Investment Counsel is 300 N. Lake Avenue, Pasadena, CA 91101.

(2) Includes employee stock options exercisable within 60 days to purchase 76,666 shares.

(3) Includes employee stock options exercisable within 60 days to purchase 425,800 shares.

(4) Includes employee stock options exercisable within 60 days to purchase 32,000 shares.

(5) Includes employee stock options exercisable within 60 days to purchase 47,133 shares.

(6) Includes employee stock options exercisable within 60 days to purchase 26,000 shares.

(7) Includes shares which the directors and executive officers have the option to purchase within 60 days.

              PROPOSAL TO AMEND THE 1992 OMNIBUS EQUITY INCENTIVE PLAN

     In October 1992, the Company adopted the 1992 Omnibus Equity Incentive Plan (the "Plan") pursuant to which an aggregate of 1,520,000 shares of Common Stock were originally reserved for issuance to key employees of the Company and its subsidiaries. The Plan provides for awards of both nonqualified stock options and incentive stock options within the meaning of Section 422 of the Code, stock appreciation rights, restricted stock and performance awards entitling the recipient to receive cash or Common Stock in the future following the attainment of performance goals determined by the committee administering the Plan.

     At the Annual Meeting held in May 1994, the stockholders of the Company approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan to 3,040,000 shares. In March 1996, the Board of Directors of the Company conditionally amended the Plan, subject to stockholder approval at the 1996 Annual Meeting, to increase the number of shares authorized for issuance under the Plan by an additional 1,500,000 shares.

     The reason for this increase is to ensure that a sufficient number of shares of the Company's Common Stock is available under the Plan for awards to attract, retain and motivate selected employees with outstanding experience and ability. As of June 30, 1996, the number of shares remaining available for future awards was 96,229, which would increase to 1,596,229 if the proposal is approved. Set forth below is a summary of the principal features of the Plan.

PURPOSE

     The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of participating employees and consultants to those of the Company's stockholders and by providing such employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

ELIGIBILITY TO RECEIVE AWARDS

     Key employees of the Company and its subsidiaries, and persons who provide significant services to the Company or its subsidiaries, but who are neither employees of the Company or its subsidiaries nor directors of the Company ("consultants") are eligible to be granted awards under the Plan. However, incentive stock options (see below) may be granted only to employees. In 1994, the Plan was amended to restrict eligibility for awards under the Plan to a maximum of 400,000 shares per recipient in any twelve month period.

ADMINISTRATION

     The plan is administered by the Audit and Compensation Committee of the Board of Directors of the Company (the "Committee").

OPTIONS

     The price of shares of the Company's Common Stock subject to each option (the "option price") is set by the Committee but may not be less than 50% of the fair market value on the date of grant in the case of an option that is not an incentive stock option (a nonqualified stock option"), and not less than 100% of the fair market value in the case of an incentive stock option.

     Options granted under the Plan are exercisable at the times and on the terms established by the Committee, provided that options granted to officers who are subject to section 16(b) of the Securities and Exchange Act of 1934 ("Section 16(b)") may not be exercised until six months following the date of grant. Subject to the foregoing limitations, the Committee may accelerate the exercisability of any option.

     The option price must be paid in full in cash or its equivalent at the time of exercise. The Committee also may permit payment of the option price by the tender of previously acquired shares of the Company's stock or such other legal consideration which the Committee determines to be consistent with the Plan's purpose and applicable law.

STOCK APPRECIATION RIGHTS

     The Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs and Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is an SAR that is granted independently of any option. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

     The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company's Common Stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated SAR or Tandem SAR. An SAR that is granted to an officer who is subject to Section 16(b) may not be exercised until at least six months following the date of grant.

RESTRICTED STOCK AWARDS

     The Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. Restricted stock granted to an officer subject to Section 16(b) may not vest prior to six months following the date of its grant. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities law. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions. During the lifetime of the recipient, all rights with respect to the restricted stock granted to the recipient under the Plan will be available only to such recipient.

PERFORMANCE UNIT/SHARE AWARDS

     The Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, Common Stock or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company's Common Stock on the date of its grant. The number and/or value of performance units/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied. The payment date for performance unit/share awards granted to officers and directors subject to Section 16(b) may not be less than six months from the date of grant.

     After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance units/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance unit/share.

     Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient's termination of employment or the date set forth in the award agreement.

NONTRANSFERABILITY OF AWARDS

     Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

STOCK OPTIONS

     As of June 30, 1996, no awards had been made under the Plan in the form of stock appreciation rights or performance units; restricted stock grants of 333,928 shares of Common Stock were outstanding under the Plan, options to purchase 1,846,732 shares of Common Stock were outstanding under the Plan, and 96,229 shares remained available for future awards under the Plan.

NEW PLAN BENEFITS

     Regulations recently adopted by the Securities and Exchange Commission require disclosure of benefits to the executive officers of the Company named in the summary compensation table and to certain other categories of award recipient, if such benefits are determinable. In addition to the grants of stock options and restricted stock set forth below, it is likely that substantial additional grants will be made to all of such persons and others during the life of the Plan, and it is impossible to determine the amount of terms of such future grants.

     The following table sets forth as of May 31, 1996 (a) the aggregate number of shares of the Company's Common Stock subject to awards granted under the Plan since June 1, 1995 (all of which were in the form of stock options or restricted stock), and (b) the fair market value of options based on the difference between the exercise price and $34.50 per share, the closing price of the shares of Common Stock on May 31, 1996 and the fair market value of restricted stock based on $34.50 per share.

                                                           NUMBER OF OPTIONS     DOLLAR VALUE OF
                                                                  AND              OPTIONS AND
                 NAME OF INDIVIDUAL OF GROUP                SHARES GRANTED       SHARES GRANTED
    -----------------------------------------------------  -----------------     ---------------
    Lynn C. Fritz........................................        44,000            $   814,875
    Dennis L. Pelino.....................................        22,000            $   759,000
    Ronald A. Marcillac..................................         2,000            $    69,000
    John H. Johung.......................................        62,000            $ 2,139,000
    Jan H. Raymond.......................................        12,000            $   414,000
    All executive officers, as a group...................       142,000            $ 4,195,875
    All employees who are not executive officers, as a
      group..............................................       346,272            $ 5,750,215
    All directors who are not executive officers, as a
      group..............................................           600            $    20,700

REQUIRED VOTE

     The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1992 OMNIBUS EQUITY INCENTIVE PLAN.

              PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN

     Effective July 1, 1996, the Company adopted the Employee Stock Purchase Plan (the "Plan"). Adoption of the Plan is subject to the approval of a majority of the shares of the Company's common stock which are present in person or by proxy and entitled to vote at the Annual Meeting. The following summary of the principal features of the Plan is qualified in its entirety by the full text of the Plan, which appears as Exhibit A to this Proxy Statement.

PURPOSE

     The purpose of the Plan is to promote the success, and enhance the value, of the Company, by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase common stock of the Company through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

ELIGIBILITY TO PARTICIPATE

     Most employees of the Company and its participating subsidiaries, who have been so employed for at least one year, are eligible to elect to participate in the Plan. However, an employee is not eligible if he or she normally is scheduled to work less than or equal to twenty hours per week, or if he or she has the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company. Approximately 3,200 employees currently are eligible to participate in the Plan, and approximately 501 have elected to participate in the Plan.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Plan is administered by a committee (the "Committee") appointed by the Board of Directors of the Company. The members of the Committee also are members of the Company's Board of Directors, and serve at the pleasure of the Board.

     Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan, including the power to designate the subsidiaries of the Company which will be permitted to participate in the Plan. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the Plan that it considers appropriate to promote the Company's best interests, and to ensure that the Plan remains qualified under Section 423 of the Internal Revenue Code. The Committee may delegate one or more of its functions to any one of its members or to any other person.

     The Company's Board of Directors, in its sole discretion, may amend or terminate the Plan at any time and for any reason.

NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN

     A maximum of 200,000 shares of common stock is available for issuance pursuant to the Plan. However, no more than 100,000 shares of common stock actually will be issued unless and until the Committee determines that the additional 100,000 shares (or a portion thereof) may be issued. Shares sold under the Plan may be newly issued shares or treasury shares. In the event of any stock split or other change in the capital structure of the Company, the Company's Board of Directors may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan.

ENROLLMENT AND CONTRIBUTIONS

     Eligible employees elect whether or not to enroll in the Plan as of the first business day of February, May, August or November of any year. The enrollment period is three months and eligible employees automatically are re-enrolled every three months; provided, however, that employees may cancel their enrollment at any time (subject to Plan rules).

     Employee contributions to the Plan are made through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. An employee later may increase or decrease his or her contribution percentage, in accordance with Plan rules.

PURCHASE OF SHARES

     On the last business day of each January, April, July and October, each participating employee's payroll deductions (plus accumulated interest) are used to purchase shares of Company common stock for the employee. The price of the shares purchased will be the lower of (1) 100% of the stock's market value on the business day immediately preceding the first day of the quarter, or (2) 90% of the "average closing price per share". The "average closing price per share" is the simple average of the stock's market value on the purchase date and on the two business days immediately before the purchase date. Market value under the Plan means the closing price of Company common stock on the NASDAQ/National Market for the day in question. The purchase price for shares under the Plan is subject to increase if necessary to ensure that the Plan continues to qualify under Section 423 of the Internal Revenue Code. Shares purchased for the employees will be deposited into individual brokerage accounts established for each employee.

TERMINATION OF PARTICIPATION

     Participation in the Plan terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws from the Plan, or the Plan is terminated or amended such that the employee is no longer eligible to participate.

TAX ASPECTS

     Based on management's understanding of current federal income tax laws, the tax consequences of the purchase of shares of common stock under the Plan are as follows.

     An employee will not have taxable income when the shares of common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the Plan.

     For shares which are not disposed of until more than 24 months after the enrollment date under which the shares were purchased (the "24-month holding period"), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the 24-month holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the 24-month holding period are taxed at ordinary income rates on the amount of discount received from the stock's market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

     The Company will receive a deduction for federal income tax purposes for the ordinary income an employee must recognize when he or she disposes of stock purchased under the Plan within the 24-month holding period. The Company will not receive such a deduction for shares disposed of after the 24-month holding period.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from June 1, 1995 to May 31, 1996 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                                    AUDITORS

     KPMG Peat Marwick serves as the Company's principal accountant. Representatives of KPMG Peat Marwick will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     If any stockholder intends to present a proposal for action at the Company's 1997 Annual Meeting and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before May 26, 1997. Proposals should be addressed to the Company at 706 Mission Street, San Francisco, California 94103,
Attention: Corporate Secretary.

                              COST OF SOLICITATION

     All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: September 23, 1996.
                                          By Order of the Board of Directors

                                          JAN H. RAYMOND, Secretary

                                   EXHIBIT A

                             FRITZ COMPANIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                   SECTION 1

                                    PURPOSE

     Fritz Companies, Inc. hereby establishes The Fritz Companies, Inc. Employee Stock Purchase Plan, effective as of August 1, 1996, in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

                                   SECTION 2

                                  DEFINITIONS

     2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

     2.2 "Board" means the Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

     2.4 "Committee" shall mean the committee appointed by the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board and shall be comprised solely of members of the Board who are "disinterested persons" under Rule 16b-3 under the 1934 Act. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Committee shall be administered by the Audit and Compensation Committee of the Board.

     2.5 "Common Stock" means the common stock of the Company.

     2.6 "Company" means Fritz Companies, Inc., a Delaware corporation.

     2.7 "Compensation" means a Participant's base salary or regular wages (including sick pay and vacation pay). A Participant's compensation shall not include any other type of remuneration.

     2.8 "Eligible Employee" means every Employee of an Employer, except any Employee who (a) has not completed at least one year of service since his or her last hire date, (b) customarily works not more than 20 hours per week, or (c) immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), provided that the Committee, in its discretion, from time to time may determine that officers of the Company (as defined in Rule 16a-1 promulgated under the 1934 Act) shall not be Eligible Employees. Notwithstanding any contrary provision of clause (a) of the preceding sentence: (1) if an Employee who has satisfied the one year service requirement terminates employment with all Subsidiaries and, within one year of the termination, is rehired by an Employer, then the Employee shall be deemed to have satisfied the one year service requirement as of his or her rehire date, and (2) if an Employee becomes such as a direct result of the acquisition by the Company or a Subsidiary of the equity or assets of a non-Subsidiary, then solely for purposes of the Plan, the Employee shall receive service credit for his or her service with the non-Subsidiary commencing with the Employee's last date of hire with the non-Subsidiary.

     2.9 "Employee" means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.10 "Employer" or "Employers" means any one or all of the Company and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

     2.11 "Enrollment Date" means the first business day of each Plan Year Quarter and/or such other dates determined by the Committee (in its discretion) from time to time.

     2.12 "Grant Date" means any date on which a Participant is granted an option under the Plan.

     2.13 "Participant" means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

     2.14 "Plan" means The Fritz Companies, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.15 "Plan Year" means the period of 12 consecutive months from August 1, 1996, through July 31, 1997, and each successive 12-month period thereafter.

     2.16 "Plan Year Quarter" means any of the four periods of three consecutive months which comprise the Plan Year: (a) August 1 through October 31, (b) November 1 through January 31, (c) February 1 through April 30, and (d) May 1 through July 31.

     2.17 "Purchase Date" means the last business day of each Plan Year Quarter, or such other specific business days as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

     2.18 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   SECTION 3

                           SHARES SUBJECT TO THE PLAN

     3.1 Number Available. A maximum of 200,000 shares of Common Stock shall be available for issuance pursuant to the Plan. However, no more than 100,000 shares of Common Stock actually shall be issued under the Plan unless and until the Committee determines that the additional 100,000 shares may be issued. Shares sold under the Plan may be newly issued shares or treasury shares.

     3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

                                   SECTION 4

                                   ENROLLMENT

     4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form as may be specified by the Committee from time to time. Any enrollment form received by the Company no later than seven calendar days before an Enrollment Date shall be effective on that Enrollment Date, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of enrollment forms. Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

     4.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a specific dollar amount or a whole percentage from 1% to 10% (or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date), provided that the dollar amount or percentage elected shall result in expected withholding of (a) not less than $15.00 per pay period, and
(b) not more than $10,000 per Plan Year. A Participant may elect to increase or decrease his or her rate of payroll withholding (effective as of any Enrollment
Date) by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective, an enrollment form must be received by the Company no later than seven calendar days before the date elected for the change or cessation, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of enrollment forms. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

                                   SECTION 5

                        OPTIONS TO PURCHASE COMMON STOCK

     5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

     5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option,
(b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

     5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. In addition and notwithstanding the preceding, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares (less the fair market value at the applicable Grant Dates of any shares previously purchased during such year under options which have expired or terminated) in any calendar year during which such Participant is enrolled in the Plan at any time.

     5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

          (a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

          (b) if determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis), funds credited to each Participant's account may be credited with interest at a rate (which may be a variable rate) determined by the Committee from time to time in its discretion;

          (c) purchase of shares upon exercise of the option will be accomplished only in installments in accordance with Section 6.1;

          (d) the price per share under the option will be determined as provided in Section 6.1; and

          (e) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

                                   SECTION 6

                               PURCHASE OF SHARES

     6.1 Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant's account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant's account for the purchase of shares on the next Purchase Date. The price per share of the shares purchased under any option shall be the lower of:

          (a) the closing price per share of Common Stock on the business day immediately preceding the Grant Date for such option on the NASD National Market System; or

          (b) 90% of the "average closing price per share" (for this purpose, the "average closing price per share" means the arithmetic mean of the closing prices per share of Common Stock on the Purchase Date and the two business days immediately preceding the Purchase Date, as reported for each such business day on the NASD National Market System).

Notwithstanding the preceding, the purchase price under any option shall be increased to the extent necessary to ensure that the maximum discount permitted by Section 423(b) of the Code is not exceeded (all as determined by the Committee in its sole discretion). Thus, the price per share under any option shall equal at least 85% of the lower of: (1) the closing price per share of Common Stock on the NASD National Market System on the Grant Date, or (2) the closing price per share of Common Stock on the NASD National Market System on the Purchase Date.

     6.2 Crediting of Shares. Shares purchased on any Purchase Date shall be delivered to a custodian or broker designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system. The Participant may direct the broker to sell such shares at any time (subject to applicable securities laws). However, except as determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis), the Participant may not direct that his or her shares be transferred to another broker or to any other person (including the Participant).

     6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be "bottom up", with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (with interest).

                                   SECTION 7

                                   WITHDRAWAL

     7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company at least seven calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest for the current Plan Year Quarter). Notwithstanding any contrary provision of the Plan, if a Participant withdraws from the Plan, he or she shall be permitted to re-enroll in the Plan as of the earlier of (a) any Enrollment Date which occurs six months or more after the date of his or her withdrawal, or (b) the first Enrollment Date of the next Plan Year.

                                   SECTION 8

                           CESSATION OF PARTICIPATION

     8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (with interest). If a Participant is on a Company-approved leave of absence, his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 7.1.

                                   SECTION 9

                           DESIGNATION OF BENEFICIARY

     9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant's account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

     9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

     9.3 Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her estate.

                                   SECTION 10

                                 ADMINISTRATION

     10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

     10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

     10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

          (a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

          (b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

          (c) To cause an account or accounts to be maintained for each Participant;

          (d) To determine the time or times when, and the number of shares for which, options shall be granted;

          (e) To establish and revise an accounting method or formula for the Plan;

          (f) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

          (g) To determine the status and rights of Participants and their Beneficiaries or estates;

          (h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

          (i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

          (j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

          (k) To determine the interest rate and methodology for calculating the interest to be credited to Participants' accounts; and

          (l) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

     10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

     10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

     10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

     10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

                                   SECTION 11

                      AMENDMENT, TERMINATION, AND DURATION

     11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase shares shall be returned to the Participants (with interest) as soon as administratively practicable.

     11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

                                   SECTION 12

                               GENERAL PROVISIONS

     12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, an Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and
(b) to the Committee to administer and interpret the Plan. Any Subsidiary may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

     12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order. The preceding shall not affect the Participant's right to direct the sale or transfer of shares that have been allocated to the Participant's account at the broker designated by the Committee (subject to the provisions of the Plan).

     12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

     12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

     12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

     12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

     12.8 Construction and Applicable Law. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).

     12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

                             FRITZ COMPANIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 1996

        The undersigned stockholder of Fritz Companies, Inc., a Delaware corporation ("Fritz"), hereby constitutes and appoints Lynn C. Fritz, Dennis L. Pelino and Ronald A Marcillac, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of Fritz to be held at Bank of America NT & SA, 555 California Street, San Francisco, California, on October 29, 1996 at 10:30 a.m. local time, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock of Fritz held of record by the undersigned on September 9, 1996, as follows on the reverse side of this proxy.

        Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                            * FOLD AND DETACH HERE *

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRITZ THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NOS. 1, 2 AND 3


                                                        Please mark
                                                        your vote as  [X]
                                                        indicated in
                                                        this example

Item 1--Election of Directors

            FOR all nominees                       WITHHOLD
          listed to the right                      AUTHORITY
        (except as marked to the                to vote for all
                contrary)                       nominees listed

                   [ ]                                [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Lynn C. Fritz; Dennis L. Pelino; Ronald A. Marcillac; James Gilleran; Preston Martin

Item 2--To approve the Proposal to amend the 1992 Omnibus Equity Incentive Plan

                   FOR             AGAINST          ABSTAIN
                   [ ]               [ ]              [ ]

Item 3--To approve the Proposal to adopt the Employee Stock Purchase Plan

                   FOR             AGAINST          ABSTAIN
                   [ ]               [ ]              [ ]

Item 4--In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof

                                   The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Joint Proxy
                                   Statement/Prospectus relating to the meeting.

                                   IMPORTANT: In signing this proxy please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. EACH JOINT TENANT MUST SIGN.

                                   ____________________________________________
                                   Signature

                                   ____________________________________________
                                   (Additional signature if held jointly)

                                   Dated: _______________________________, 1996

                                     PLEASE SIGN, DATE, AND RETURN YOUR PROXY
                                     PROMPTLY IN THE ENVELOPE PROVIDED, WHICH
                                         REQUIRES NO POSTAGE IF MAILED IN
                                               THE UNITED STATES.

                            * FOLD AND DETACH HERE *